                                                                      EXHIBIT 21
                             J. RAY MCDERMOTT, S.A.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1997



                                                   ORGANIZED  PERCENTAGE
                                                   UNDER THE      OF
            NAME OF COMPANY                         LAWS OF    OWNERSHIP

  J. Ray McDermott Holdings, Inc.                   Delaware     100
     J. Ray McDermott, Inc.                         Delaware     100
       Offshore Pipelines International, Ltd.        Cayman      100
     OPI Vessels, Inc.                              Delaware     100

  J. Ray McDermott International, Inc.               Panama      100
     J. Ray McDermott Contractors, Inc.              Panama      100

  McDermott Far East, Inc.                           Panama      100
     P. T. McDermott Indonesia                     Indonesia     100

  McDermott Holdings (U.K.) Limited              United Kingdom  100
     McDermott Marine Construction Limited       United Kingdom  100

  Hydro Marine Services, Inc.                        Panama      100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.